UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ELDORADO ARTESIAN SPRINGS, INC.
 (Exact name of registrant as specified in its charter)

Colorado	84-0907853
(State of Incorporation)	(IRS Employer Identification No.)

1783 Dogwood Street

Louisville, Colorado 80027

 (Address of principal executive offices, including zip code)

2008 Incentive Stock Plan
 (Full title of the plans)

Douglas A. Larson
President
Eldorado Artesian Springs, Inc.
1783 Dogwood Street
Louisville, Colorado 80027
(303) 499-1316
(Name, address and telephone number,
including area code, of agent for service)

With a copy to:
Julie A. Herzog, Esq.
Kip Wallen, Esq.
Fortis Law Partners, LLC
1900 Wazee Street, Suite 300
Denver, CO 80202
(303) 295-9700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer ☐                                                                        Accelerated filer ☐

Non-accelerated file ☐                                                                           Smaller reporting company ☒
(Do not check if a smaller reporting company)

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 (this “Amendment”) relates to the Registration Statement on Form S-8 (File No. 333-153284 (the “Registration Statement”) of Eldorado Artesian Springs, Inc. (the “Company”) filed with the U.S. Securities and Exchange Commission (the “Commission”) on August 29, 2008. Pursuant to the Registration Statement, 2,000,000 shares of the Company’s common stock (“Common Stock”) under the 2008 Incentive Stock Plan (the “2008 Plan”) were registered. Any issuance of shares pursuant to the exercise of any outstanding options awards under the 2008 Plan will be made pursuant to an exemption from registration under the Securities Act of 1933, as amended.  The Company does not intend to make any additional awards under the 2008 Plan.  The Company is filing this Amendment to deregister the shares of Common Stock that have not been issued.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Louisville, State of Colorado, on April 24, 2015.

Eldorado Artesian Springs, Inc.

/s/ Douglas A. Larson
By: Douglas A. Larson
Its: President and Chief Executive Officer

SIGNATURES
(INCLUDING POWER OF ATTORNEY)

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Douglas A. Larson and Cathleen M. Shoenfeld, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including this Post-Effective Amendment No. 1 filed herewith) to the Registration Statements, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 has been signed by the following persons in the capacities and on the dates indicated.

/s/ Douglas A. Larson	/s/ Cathleen M. Shoenfeld
Douglas A. Larson President, Chief Executive Officer and Director Date: April 24, 2015	Cathleen M. Shoenfeld Financial Officer and Corporate Secretary Date: April 24, 2015

/s/ Jane S. Miller	/s/ Jeremy S. Martin
Jane S. Miller Director	Jeremy S. Martin Vice President of Marketing and Director
Date: April 24, 2015	Date: April 24, 2015

/s/ J. Ross Colbert
J. Ross Colbert Director
Date: April 24, 2015

INDEX TO EXHIBITS

Exhibit
Number                                Description
24.1	Power of Attorney (included on signature page)